EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-11 of our reports dated March 31, 2005, except for footnote 16, as to which the date is October 1, 2005 and footnote 17, as to which the date is March 28, 2006, relating to the financial statements of Behringer Harvard REIT I, Inc.; March 31, 2005 relating to the financial statements of the tenant-in-common interest holders of the Colorado Building; April 28, 2005 relating to the statement of revenues and certain expenses of Alamo Plaza; June 24, 2005 relating to the statement of revenues and certain expenses of Utah Avenue Building; July 25, 2005 relating to the statement of revenues and certain expenses of Downtown Plaza; and July 28, 2005 relating to the statement of revenues and certain expenses of Lawson Commons, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
October 4, 2006